Exhibit 1.01

Nova Measuring Instruments Ltd.
Conflict Minerals Report
For the Year Ended December 31, 2017

Introduction

This Conflict Minerals Report of Nova Measuring Instruments Ltd. (the “Company”, “our Company”, “Nova”, “we”, “us” or “our”) for the reporting period from January 1, 2017 to December 31, 2017 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain cassiterite, columbite-tantalite (coltan), gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (“Conflict Minerals”), and which are necessary to the functionality or production of their products. The Rule requires each of these registrants to conduct a reasonable country of origin inquiry (“RCOI”) with respect to the sourcing of the Conflict Minerals that such company uses in its products and, if it has no reason to believe that the Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), file a description of the inquiry performed and the results of such inquiry on Form SD. If after conducting a RCOI as required by SEC rules a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the registrant must exercise due diligence with respect to the source and chain of custody of the Conflict Minerals in order to determine whether or not such Conflict Minerals directly or indirectly financed or benefited armed groups in the Covered Countries, and describe such due diligence measures in a Conflict Minerals Report that is included as an exhibit to its Form SD.

Nova is committed to responsible sourcing of minerals and has taken action to increase transparency in its supply chain and ensure responsible procurement by its suppliers and sub-suppliers. Nova has adopted a policy with respect to the sourcing of Conflict Minerals, which is available on its website at: www.novameasuring.com under “Corporate”— “Corporate Responsibility”. The content of any website referred to in this Conflict Minerals Report is included for general information only and is not incorporated by reference into this document.

Consistent with the Rule and the SEC’s April 29, 2014 statement relating to the Rule, this Conflict Minerals Report has not been audited by an independent private sector auditor.

Company and Products Overview

We are a leading innovator and a key provider of metrology solutions for advanced process control used in semiconductor manufacturing. We offer in-line optical and x-ray stand-alone metrology systems and integrated optical metrology systems, each of which is attached directly to wafer fabrication process equipment. Our metrology product portfolio combined with our modeling software, aim to deliver unique measurement solutions to measure the most advanced semiconductor technology nodes. Our metrology systems measure various film thickness and composition properties as well as critical-dimension (CD) variables during various front-end and back-end of line steps in the semiconductor wafer fabrication process, allowing semiconductor manufacturers to improve quality, productivity and yields, lower manufacturing costs and increase profitability. We supply our metrology solutions to major semiconductor manufacturers worldwide and serve customers from offices in Taiwan, Republic of Korea, Japan, United States and Europe.

The scope of this report includes all of our consolidated businesses and subsidiaries. We have one manufacturing facility for our Optical CD product lines, which is located in Ness-Ziona, Israel, and one manufacturing facility for our x-ray product line, which is located in Santa Clara, California, in the United States. This report refers to the purchase of parts and sub-assemblies (“Components”) used for our manufacturing facilities in both Israel and California. During 2017, all such Components were purchased from third parties and were delivered to these facilities, where they were integrated into complete systems that constitute the tools that we sold to others.

Because metals such as tin, tantalum, tungsten and gold included in the definition of Conflict Minerals are generally contained in our Components, we believe that our products contain Conflict Minerals that are necessary to the functionality or production of our products.

Reasonable Country of Origin Inquiry (“RCOI”)

Because we believe that Conflict Minerals were necessary to the functionality or production of products manufactured, or contracted to be manufactured, by us during 2017, we performed an RCOI to determine whether the Conflict Minerals in such products originated from the Covered Countries and whether these Conflict Minerals did not come from recycled or scrap sources.

The products that we manufacture, or contract to manufacture, are highly complex, and typically contain thousands of Components from many manufacturers. We have an extensive and varied supply chain and do not have a direct relationship with Conflict Minerals smelters or refiners. Rather, the manufacturing process for our products is significantly removed from the mining, smelting and refining of Conflict Minerals. In this regard, we do not purchase Conflict Minerals directly from mines, smelters or refiners, and there are many third parties in the supply chain between the original sources of Conflict Minerals and the ultimate manufacture of our products. Therefore, tracing these minerals to their sources is a challenge that requires us to rely on our first-tier (i.e., direct) manufacturers and suppliers (“Suppliers”) in our efforts to achieve supply chain transparency, including obtaining information regarding the origin of the Conflict Minerals. Accordingly, to gather information from our Suppliers, we utilized a standard template for Conflict Minerals reporting designed by the Responsible Business Initiative (“RMI”), formerly the Conflict Free Sourcing Initiative (“CFSI”), known as the Conflict Minerals Reporting Template (the “CMRT”). We relied on our Suppliers to complete the CMRT in order to provide information on the origin of the Conflict Minerals contained in Components supplied to us – including information regarding the sources of Conflict Minerals that are supplied to our Suppliers from lower tiers in the chain (i.e., sub-suppliers). In addition, with respect to the certification of smelters and refiners as conflict free, we have relied upon the findings of the RMI’s Responsible Minerals Assurance Process (the “RMAP”), formerly the CFSI’s Conflict-Free Smelter Program (the “CFSP”).

The RCOI undertaken by us in 2017 consisted of sending letters and CMRTs to 30 of our largest first-tier Suppliers that we concluded were providing us with Components that do, or may, contain Conflict Minerals that are necessary to the functionality or production of our products and that accounted for approximately 81% of all of our applicable 2017 expenditures for Components that potentially incorporate Conflict Minerals that are necessary to the functionality or production of our products. These Suppliers include our turnkey Suppliers, which means that they are in direct contact with our supply chain management team, are considered to be our strategic partners, and have a long-term relationship with our Company. The letters we sent to such Suppliers explained the Rule and referred the Suppliers to online training materials and instructions, sought their support and cooperation in our efforts in connection with Conflict Minerals, provided a copy of our Conflict Minerals policy, and asked them to complete the CMRT. Working with a third-party service provider to compile the survey results, we reviewed the responses and followed up as necessary by sending periodic reminders to non-responsive Suppliers and following up on responses that appeared to be inconsistent, incomplete or inaccurate.  In the end, the response rate from Suppliers asked to participate was 100%.

Based on information obtained in the RCOI, and taking into account the complexities of our supply chain, we concluded that we did not have sufficient information to determine the country of origin of the Conflict Minerals in our products and were unable to rule out the possibility that Conflict Minerals used in our products originated, or may have originated, from the Covered Countries. Therefore, in accordance with the Rule, we undertook due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of our products during 2017. There is significant overlap between our RCOI efforts and our due diligence measures performed.

Due Diligence

Design of Due Diligence Framework

Our due diligence measures have been designed, in all material respects, to conform as far as practicable with the internationally recognized due diligence framework prescribed by the Organisation for Economic Co-operation and Development (“OECD”) known as “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High Risk Areas” and related supplements for Conflict Minerals (the “OECD Guidance”).

Due Diligence Measures Performed

In substantial conformance with the OECD Guidance, our due diligence efforts for calendar year 2017 included the following steps:

Step 1. Establish Strong Company Management Systems

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Conflict Minerals steering committee: A cross-functional Conflict Minerals steering committee operates our Conflict Minerals program. The committee consists of representatives from the following areas: operations (purchasing and engineering); and legal and compliance. Regular meetings of our Conflict Minerals steering committee were held, and the committee periodically updated representatives of our senior management on the status of the Conflict Minerals program.

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Supply chain controls system: We employ a system of controls to promote transparency in our Conflict Minerals supply chain. Our Conflict Minerals program follows the OECD Guidance recommendations for downstream actors that have no direct relationships with smelters or refiners, using the latest version (as of 2017) and the CMRT revision to collect suppliers’ information, using a third-party software provider to compile supplier responses and holding follow-up meetings of the Conflict Minerals steering committee on the progress of its Conflict Minerals efforts. We retain relevant Conflict Minerals documentation in a structured electronic database.

•
Conflict Minerals Policy: Our Conflict Minerals policy (the “Policy”), adopted in 2015, has been communicated both throughout our Company and to Suppliers, and is publicly available on our Company’s website at: www.novameasuring.com under Corporate Section/Corporate Responsibility. The Policy:

o	Affirms our commitment to responsible sourcing of minerals and to increasing transparency in our supply chain;
o	Describes, in general terms, the standards adopted by our Company in connection with Conflict Minerals, including a commitment to the OECD Guidance and the use of the CMRT;
o
Indicates that we expect our Suppliers to (i) take all reasonable steps to identify and assess risk in their supply chain, (ii) make continued efforts to ensure that Conflict Minerals that directly or indirectly finance or benefit armed groups in Covered Countries are not used in products sold or supplied to us, and (iii) cooperate with our supply chain due diligence efforts by completing the CMRT each year in a timely manner; and

o	Includes a grievance procedure for Suppliers and other external parties to contact us should they wish to seek guidance or report concerns regarding Conflict Minerals.
•
Supplier engagement: We sent letters and CMRTs to a substantial portion of our first-tier Suppliers identified during an applicability assessment phase as providing Components that do, or may, contain Conflict Minerals that are necessary to the functionality or production of our products.  The letter advised the Suppliers of our commitment to responsible sourcing of minerals, and indicated that their cooperation in the due diligence efforts is expected, including by completion of the CMRT.

We made training materials available to those first-tier Suppliers that included an overview of the Rule and instructions on how to complete the CMRT survey.
For each purchase order issued by our computerized purchase order system for purchasing Components, Suppliers are required to accept our terms and conditions, which include, among others, that (i) upon request, a Supplier shall provide us with information regarding its products that contain Conflict Minerals, and (ii) in certain cases, we reserve the right to immediately terminate the purchase order and cease all procurement activity with the supplier.

Step 2. Identify and Assess Risks in the Supply Chain

We identified and assessed risk in our supply chain as follows: First, we identified our major first-tier (i.e., direct) Suppliers that provide Components that potentially incorporate Conflict Minerals that are necessary to the functionality or production of our products that we manufactured, or contracted to manufacture, in 2017 (and which accounted for a substantial portion of all applicable expenditures on Components by our Company in 2017). We then requested information from those Suppliers regarding the source and chain of custody of Conflict Minerals in their supply chain. To facilitate the collection of complete, accurate, standardized and verifiable information, we relied primarily on the CMRT, which seeks information regarding country of origin of Conflict Minerals, mine location and smelters and refiners used.

We reviewed Suppliers’ responses in order to track smelters and refiners of Conflict Minerals in our supply chain that have not received a conflict-free designation based on the RMAP.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

We initiated a supply chain survey with selected Suppliers using the CMRT in order to identify those smelters and refiners that supplied Conflict Minerals used in our products. We monitored and tracked our performance in this area by reviewing Supplier responses. Each CMRT completed by Suppliers was entered into a database maintained by a third-party service provider and reviewed.  For Suppliers that provided unclear or incomplete responses, an escalation process was used in order to obtain complete and accurate required information, sometimes requiring multiple telephone and/or email contacts to further the data collection process. Our Conflict Minerals steering committee held regular meetings to review progress and assess the risks identified.

In addition, smelters or refiners that were identified in the responses were compared against the list of facilities that have received a conflict free designation from the RMAP(“conflict free” meaning generally that they did not directly or indirectly finance or benefit armed groups in the Covered Countries), and country of origin information for the smelters and refiners identified by the supply chain responses were reviewed using RMAP data.  In accordance with our risk management plan, we contacted suppliers that have been identified as having non-certified smelters within the smelters list that they have provided to us.

Finally, representatives of our senior management were briefed about our due diligence efforts and findings on a regular basis.

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

We are several steps away in the supply chain from smelters and refiners that process the Conflict Minerals used in our products, do not have any direct relationships with such smelters or refiners and do not perform direct audits of smelters and refiners within our supply chain. Therefore, we relied on conflict-free designations based on the activities of other organizations such as the RMI (RMAP).

Step 5.  Report Annually on Supply Chain Due Diligence

We are reporting on our supply chain due diligence, as required by the Rule, and have posted our Form SD and Conflict Minerals Report on our website at: www.novameasuring.com under “Investors”— “SEC Filings”.

Results of assessment

On account of incomplete information, we are unable at this time to determine and describe in this report a complete list of either the facilities used to process the Conflict Minerals used in our products or the countries of origin of those Conflict Minerals. We have, nevertheless, described below the results of our assessment of the source of those Conflict Minerals, to the extent of the information received from our due diligence efforts.

As indicated above, the products that we manufacture, or contract to manufacture, are highly complex, and typically contain thousands of Components from many Suppliers. Because there are generally multiple tiers between the mines that extract Conflict Minerals and our Suppliers, we relied on our Suppliers to provide information on the origin of the Conflict Minerals contained in Components supplied to us.

In all, we surveyed 30 Suppliers to whom we paid approximately 81% of the applicable expenditures by our Company on Component costs for our products in 2017.  100% of the Suppliers whom we surveyed provided a complete response.

As part of our due diligence efforts and based on the information received from our Suppliers, we identified 316 smelters and refiners of Conflict Minerals used generally in their supply chains, of which 80% have been certified as conflict free by the RMI’s RMAP,, and of which 2% are currently engaged in the RMI audit process. A list of these identified smelters and refiners is provided in Appendix A hereto.

Some Suppliers were unable to provide a complete list of smelters and refiners.  In addition, despite receiving information regarding smelters or refiners used generally by some Suppliers in their supply chains, these Suppliers were unable to report which smelters or refiners were part of the supply chain applicable to the specific Components that were sold to us. Furthermore, for the significant majority of smelters reported by these Suppliers, there is inadequate information available to assess the source of the conflict minerals that they process. As a result, we are unable to identify with accuracy the country of origin of the Conflict Minerals used in our products in 2017 and we concluded in good faith that we lack sufficient information to trace the chain of custody of any Conflict Minerals contained in our products in 2017 up through the supply chain to a specific smelter or, in turn, to a country or mine of origin. We have, however, become aware that certain smelters from  Covered Countries that have been identified as part of the supply chain of our Supplier have not been certified as conflict free under the RMI’s RMAP- specifically, smelter CID002854 of Zambia (Universal Precious Metals Refining Zambia); smelter CID002515 of Zimbabwe (Fidelity Printers and Refiners Ltd.); and smelter CID002507 of Rwanda (Phoenix Metal Ltd.)). We have therefore activated our risk management procedures in respect of those smelters, and have approached the Supplier that provided us the relevant Conflict Minerals sourced from those smelters and have asked for corrective action to be taken.

We furthermore note that information is not gathered from our Suppliers on a continuous, real-time basis. We can therefore only provide reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals used in our products, since the information comes from direct Suppliers, not the underlying smelters and refiners, and is based on independent third-party audit programs, not our own auditing.

Continuous efforts to mitigate risk

We intend to maintain our approach for responsible sourcing of the minerals used in our products, and to continue to comply with any applicable regulations related to the sourcing of, and disclosure concerning, the Conflict Minerals that may be contained in our products.

Forward Looking Statements

Forward looking statements in this Conflict Minerals Report are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Investors are cautioned that statements in this Conflict Minerals Report that are not strictly historical statements, including without limitation, the Company’s intentions and expectations regarding further Supplier engagement, due diligence and risk mitigation efforts and strategy, constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward looking statements. Words such as “expects,” “anticipates,” “intends,” variations of these words, and similar expressions are intended to identify such forward looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate Supplier education and knowledge, limitations on the ability or willingness of Suppliers to provide more accurate, complete and detailed information and limitations on the Company’s ability to verify the accuracy or completeness of any supply chain information provided by Suppliers or others. Except as otherwise required by law, the Company undertakes no obligation to update publicly the information contained in this Conflict Minerals Report, or any forward looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Appendix A

List of Identified Smelters or Refiners

Metal	Smelter Look-up (known smelters by RMI)	Smelter Country

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Metal	Smelter Look-up (known smelters by RMI)	Smelter Country

Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO

Metal	Smelter Look-up (known smelters by RMI)	Smelter Country

Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Safimet S.p.A	ITALY
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Metal	Smelter Look-up (known smelters by RMI)	Smelter Country

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY

Metal	Smelter Look-up (known smelters by RMI)	Smelter Country

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Metal	Smelter Look-up (known smelters by RMI)	Smelter Country

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA

Metal	Smelter Look-up (known smelters by RMI)	Smelter Country

Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Metal	Smelter Look-up (known smelters by RMI)	Smelter Country

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA